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                                                                     Exhibit 1.2

                     1,500,000 Shares of Common Stock and
              1,500,000 Redeemable Common Stock Purchase Warrants

                        ALARON.COM HOLDING CORPORATION


                           SELECTED DEALER AGREEMENT


                                                          Date:  _________, 1999

_____________________________
_____________________________
_____________________________

Dear Sirs:

     1. We and the other underwriters named in the Prospectus dated _________, 1999 acting through us as Representative, have severally agreed to purchase, subject to the terms and conditions set forth in the Underwriting Agreement referred to in the Prospectus, 1,500,000 shares of Common Stock (the "Common Stock") of Alaron.com Holding Corporation (herein called the "Company") and 1,500,000 Redeemable Stock Purchase Warrants of the Company, each Warrant to purchase one (1) share of Common Stock, plus up to an additional 225,000 shares of Common Stock and/or 225,00 Warrants pursuant to an option for the purpose of covering over-allotments (the "Warrants" and collectively with the Common Stock (the "Securities")). The Securities may be purchased in the offering only on the basis of one share of Common Stock together with one Warrant. Immediately following the offering, the Common Stock and Warrants will be separately transferable. The Securities and the terms upon which they are to be offered for sale by the several Underwriters are more particularly described in the Prospectus.

     2. The Common Stock shall be offered to the public at a price of $_____ per share (herein called the "Common Stock Public Offering Price"), and the Warrants shall be offered to the public at a price of $_____ per Warrant (herein called the "Warrant Public Offering Price"), and in accordance with the terms of offering set forth in the Prospectus.

     3. Some or all of the several Underwriters are severally offering, subject to the terms and conditions hereof, a portion of the Securities for sale to certain dealers which are members of the National Association of Securities Dealers, Inc. (the "NASD") and agree to comply with the provisions of Rule 2740 of the Conduct Rules of the NASD (the "Rules"), and to foreign dealers or institutions ineligible for membership in said Association that agree (A) not to resell any of the Securities (i) to purchasers in, or to persons who are nationals of, the United States of America or (ii) when there is a public demand for the Securities, to persons specified as those to whom

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members of said Association participating in a distribution may not sell, and
(B) to comply, as though such foreign dealer or institution were a member of the NASD, with Rules 2730, 2740, 2420 (to the extent applicable to foreign nonmember brokers or dealers) and 2750 (such dealers and institutions agreeing to purchase Securities hereunder being hereinafter referred to as "Selected Dealers"). The Securities shall be offered to the Selected Dealers at the Public Offering Price less a selling concession of $_____ per share of Common Stock and/or $_____ per Warrant, such concession to be payable as hereinafter provided in Section 9, out of which concession an amount not exceeding $_____ per share of Common Stock and/or $_____ per Warrant may be reallowed by Selected Dealers to members of the NASD or to foreign dealers or institutions ineligible for membership therein which agree as aforesaid. Some of or all of the Underwriters may be included among the Selected Dealers.

     4. On behalf of the Underwriters we shall act as Representative under this Agreement and shall have full authority to take such action as we may deem advisable in respect to all matters pertaining to the public offering of the Securities.

     5. If you desire to purchase any of the Securities your application should reach us promptly by telephone or telegraph at the office of National Securities Corporation, 875 North Michigan Avenue, Suite 1560, Chicago, Illinois 60611, and we will use our best efforts to fill the same. We reserve the right to reject all subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Securities allotted to you will be confirmed, subject to the terms and conditions of this Agreement.

     6. The privilege of purchasing the Securities is extended to you only on behalf of the Underwriters, if any, as may lawfully sell the Securities to dealers in your state.

     7. Any of the Securities purchased by you under the terms of this Agreement may be immediately reoffered to the public in accordance with the terms of the offering thereof set forth herein and in the Prospectus, subject to the securities laws of the various states. Neither you nor any other person is or has been authorized to give any information or to make any representations in connection with the sale of Securities other than as contained in the Prospectus.

     8. Any Securities sold by you (otherwise than through us) which, prior to the termination of this Agreement or such earlier date as we may determine, shall be contracted for or purchased in the open market by us shall be repurchased by you on demand at a price equal to the cost of such purchase plus commissions and taxes on redelivery. In lieu of delivery of such Securities to you, we may (i) sell such Securities in any manner for your account and charge you with the amount of any loss or expense or credit you with the amount of any profit, less any expense, resulting from such sale or (ii) charge your account with an amount not in excess of the concession to Selected Dealers for such Securities.

     9. This Agreement will terminate when we shall have determined that the public offering of the Securities has been completed and upon telegraphic notice to you of such termination, but, if not previously terminated, this Agreement will terminate at the close of business on the twentieth (20th) full business day after the date hereof; provided, however, that

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we shall have the right to extend this Agreement for an additional period or periods not exceeding twenty (20) full business days in the aggregate upon telegraphic notice to you. Promptly after the termination of this Agreement there shall become payable to you the selling concession on all Securities which you shall have purchased hereunder and which shall not have been purchased or contracted for (including Securities issued upon transfer) by us, in the open market or otherwise (except pursuant to Section 10 hereof), during the term of this Agreement for account of one or more of the several Underwriters.

     10. For the purpose of stabilizing the market in the Securities, we have been authorized to make purchases and sales thereof, in the open market or otherwise, and, in arranging for sale of the Securities, to over-allot.

     11. You agree to advise us from time-to-time upon request, prior to the termination of this Agreement, of the number of Securities purchased by you hereunder and remaining unsold at the time of such request, and, if in our opinion any such Securities shall be needed to make delivery of the Securities sold or over-allotted for the account of one or more of the Underwriters, you will, forthwith upon our request, grant to us for the account or accounts of such Underwriter or Underwriters the right, exercisable promptly after receipt of notice from you that such right has been granted, to purchase, at the Public Offering Price less the selling concession or such part thereof as we shall determine, such number of Securities owned by you as shall have been specified in our request.

     12. On becoming a Selected Dealer and in offering and selling the Securities, you agree to comply with all applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934.

     13. Upon application, you will be informed as to the jurisdictions in which we have been advised that the Securities have been qualified for sale under the respective securities or blue sky laws of such jurisdictions, but neither we nor any of the Underwriters assume any obligation or responsibility as to the right of any Selected Dealer to sell the Securities in any jurisdiction or as to any sale therein.

     14. Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request.

     15. It is expected that public advertisement of the Securities will be made on the first day after the effective date of the Registration Statement. Twenty-four (24) hours after such advertisement shall have appeared but not before, you will be free to advertise at your own expense, over your own name, subject to any restrictions of local laws, but your advertisement must conform in all respects to the requirements of the Securities Act of 1933, and neither we nor the Underwriters will be under any obligation or liability in respect of your advertisement.

     16. No Selected Dealer is authorized to act as our agent or as agent for the Underwriters, or otherwise to act on our behalf or on behalf of the Underwriters, in offering or selling the Securities to the public or otherwise.

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     17.  We and the several Underwriters shall not be under any liability for or in respect of the value, validity or form of the Securities, or delivery of the certificates for the Securities, or the performance by anyone of any agreement on his part, or the qualification of the Securities for sale under the laws of any jurisdiction, or for or in respect of any matter connected with this Agreement, except for lack of good faith and for obligations expressly assumed by us or by the Underwriters in this Agreement. The foregoing provision shall not be deemed a waiver of any liability imposed under the Securities Act of 1933.

     18. Payment for the Securities sold to you hereunder is to be made at the Public Offering Price, on or about _______ __, 1999, or such later date as we may advise, by certified or official bank check payable to the order of National Securities Corporation, in current New York Clearing House funds at such place as we shall specify on one (1) day's notice to you against delivery of certificates for the Securities.

     19. Notice to us should be addressed to us at the office of National Securities Corporation. Notices to you shall be deemed to have been duly given if telegraphed, telecopied or mailed to you at the address to which this letter is addressed.

     20. If you desire to purchase any of the Securities, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith even though you have previously advised us thereof by telephone, teletype or telegraph.

                              NATIONAL SECURITIES CORPORATION


                              By:_________________________________
                              Name:
                              Title:

CONFIRMED:

NAME OF DEALER:

______________________________________

By:___________________________________
Name:
Title:

Dated:_________________________________

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